                                                                   Exhibit 23.2

                      Consent of Independent Accountants



We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement on Form S-3 (File Nos. 33-64307 and 333-23229) and the related Prospectus of Frontier Corporation and to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (File No. 33-57895), Form S-4 (File Nos. 33-61047 and 33-91250) and in the Registration Statements on Form S-8 (File Nos. 33-67430, 33-67432, 33-67324, 33-51331, 33-51885, 33-52025, 33-54511, 33-54519,
33-59579, 33-61855 and 333-04803 of Frontier Corporation of our reports dated January 17, 1996 with respect to the consolidated financial statements and financial statement schedule II of ALC Communications Corporation and subsidiaries which reports are included in the Annual Report on Form 10-K of Frontier Corporation for the year ended December 31, 1996 to be filed with the Securities and Exchange Commission.


                                                   ERNST & YOUNG LLP



March 26, 1997
Detroit, Michigan